UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2019

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 GLEN STREET
GLENS FALLS, NY		12801
(Address of principal executive offices)		Zip Code

(518) 745-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in a current report on Form 8-K filed May 8, 2019, the shareholders of Arrow Financial Corporation (the “Company”) approved an amendment (the “Amendment”) to the Company’s Certificate of Incorporation at the Company’s Annual Meeting of Shareholders. The Amendment (i) increases the aggregate number of shares of common stock that the Company is authorized to issue from 20,000,000 to 30,000,000, and (ii) changes the par value of all preferred shares from $5.00 each to $1.00 each at a rate of one for one. The Company is currently authorized to issue 20,000,000 shares of common stock, par value $1.00, of which 19,035,565 shares are issued as of April 30, 2019 (including treasury shares), and 1,000,000 shares of preferred stock, par value $5.00, of which no shares are issued. On June 3, 2019, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with the New York Department of State to effect the Amendment.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Certificate of Incorporation as amended by the Amendment and all previous amendments thereto, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibits:

Exhibit No.     Description
Exhibit 3.1    Arrow Financial Corporation Certificate of Incorporation, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Date:	June 5, 2019	By:	/s/ Edward J. Campanella
Edward J. Campanella, Senior Vice President, Treasurer and Chief Financial Officer